Exhibit 10.3

THIS INSTRUMENT PREPARED BY, RECORDED AND RETURN TO: (Print Name of Attorney) Brian J. Iwashyna, Esquire Troutman Sanders LLP P.O. Box 1122 Richmond, VA 23218	(Reserved)

Florida documentary stamp taxes in the amount of $199,797.50 and nonrecurring intangible taxes in the amount of $114,170.00 were paid on the Multifamily Mortgage, Assignment of Rents and Security Agreement recorded in Official Records Book 11032, Page 8497, of the Public Records of Orange County, Florida.

Prior to entering into this Instrument, BR Hunters Creek, LLC assumed the obligations under the Original Note (as defined herein), which had an outstanding principal balance of $57,085,000.00, pursuant to an assumption agreement recorded in the Public Records of Orange County, Florida contemporaneously with this Instrument, and, therefore, documentary stamp taxes due in the amount of $199,797.50 in connection with such assumption were paid upon the recordation of the assumption agreement. No intangible tax was due on the assumption pursuant to Section 199.145(3), Florida Statutes.

Florida documentary stamp taxes in the amount of $53,231.50, and intangible taxes in the amount of $30,418.00, will be paid upon the recording of this Instrument (as defined herein) in the Public Records of Orange County, Florida, reflecting an additional advance in the amount of $15,209,000.00.

AMENDED AND RESTATED

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF RENTS

AND SECURITY AGREEMENT

FLORIDA

(Revised 3-1-2014)

Freddie Mac Loan No. 932896871

ARIUM Hunter's Creek

AMENDED AND RESTATED

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF RENTS

AND SECURITY AGREEMENT

FLORIDA

(Revised 3-1-2014)

THIS AMENDED AND RESTATED MULTIFAMILY MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (“Instrument”) is dated as of the 30th day of October, 2017, between BR HUNTERS CREEK, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019, as mortgagor (“Borrower”), and WALKER & DUNLOP, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, as mortgagee (“Lender”).

RECITALS

A.           Lender is the holder of a Multifamily Note dated December 22, 2015, in the original principal amount of $57,085,000.00 (“Original Note”) made by CH Realty VII-Carroll MF Orlando Hunter’s Creek, L.L.C., a Delaware limited liability company (“Original Borrower”) and payable to the order of Jones Lang LaSalle Multifamily, LLC, a Delaware limited liability company (the “Original Payee”).

B.           The Original Note is secured by a Multifamily Mortgage, Assignment of Rents and Security Agreement dated December 22, 2015, from Original Borrower to the Original Payee, recorded among the Public Records of Orange County, Florida as Document #20150664766 (“Original Mortgage”) on certain improved real property located in Orange County, Florida.

C.           The Original Note has been sold and assigned (i) by the Original Payee to the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and (ii) by Freddie Mac to U.S. Bank National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Multifamily Mortgage Pass-Through Certificates, Series 2016-KF17 (the “Trustee”), and (iii) by Trustee to Lender.

D.           The Original Mortgage was assigned (i) by the Original Payee to Freddie Mac pursuant to an Assignment of Security Instrument dated December 22, 2015, and recorded in the Public Records of Orange County, Florida as Document #20150664768, (ii) by Freddie Mac to the Trustee by Assignment recorded in the Public Records of Orange County, Florida as Document #20160327463, and (iii) by the Trustee to Lender pursuant to an Assignment of Security Instrument dated as of the date hereof and recorded or intended to be recorded among the Public Records of Orange County, Florida prior hereto.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement

E.           By its execution and delivery of this Instrument, Borrower assumes and ratifies all of the obligations and agreements of Original Borrower under the Original Note and the Original Mortgage. By its execution and delivery of this Instrument Lender accepts such assumption by Borrower and hereby unconditionally and irrevocably, fully and completely releases and discharges Original Borrower, and each guarantor of the Original Note and the Original Mortgage, from all further liability or obligations under or with respect to the Original Note and Original Mortgage, with such release being for the benefit of and enforceable by the Original Borrower and each such guarantor.

F.           The Original Note is being consolidated, amended and restated in its entirety pursuant to a certain Amended and Restated Multifamily Note dated the same date as this Instrument from Borrower, as maker, to the order of Lender, as payee, to reflect among other things, a change in the interest rate and terms of payment and an increase in the unpaid principal amount to $72,294,000.00 to evidence an additional advance in the amount of $15,209,000.00 made by Lender to Borrower on the date hereof.

E.           Borrower and Lender now desire to amend and modify the terms of the Original Mortgage and have agreed, for purposes of convenience, to consolidate, amend and restate the Original Mortgage in its entirety as follows:

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 2

Freddie Mac Loan No. 932896871

ARIUM Hunter's Creek

AMENDED AND RESTATED

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF RENTS

AND SECURITY AGREEMENT

FLORIDA

(Revised 3-1-2014)

THIS MULTIFAMILY MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (“Instrument”) is made to be effective this 30th day of October, 2017, between BR HUNTERS CREEK, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019, as mortgagor (“Borrower”), and WALKER & DUNLOP, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, as mortgagee (“Lender”). Borrower’s organizational identification number, if applicable, is 6511870.

RECITAL

Borrower is indebted to Lender in the principal amount of $72,294,000.00, as evidenced by Borrower’s Multifamily Note payable to Lender dated as of the date of this Instrument, and maturing on November 1, 2024 (“Maturity Date”).

AGREEMENT

TO SECURE TO LENDER the repayment of the Indebtedness, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Agreement or any other Loan Document, Borrower mortgages, warrants, grants, conveys and assigns to Lender the Mortgaged Property, including the Land located in Orange County, State of Florida and described in Exhibit A attached to this Instrument.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property, has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property (“Schedule of Title Exceptions”). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 3

UNIFORM COVENANTS

(Revised 5-5-2017)

Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.	Definitions. The following terms, when used in this Instrument (including when used in the above recitals), will have the following meanings and any capitalized term not specifically defined in this Instrument will have the meaning ascribed to that term in the Loan Agreement:

“Attorneys’ Fees and Costs” means (a) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (b) costs and fees of expert witnesses, including appraisers; (c) investigatory fees; and (d) the costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Event of Default” means the occurrence of any event described in Section 8.

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 4

“Ground Lease” means the lease described in the Loan Agreement pursuant to which Borrower leases the Land, as such lease may from time to time be amended, modified, supplemented, renewed and extended.

“Improvements” means the buildings, structures, improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 7 to protect the security of this Instrument.

“Land” means the land described in Exhibit A.

“Leasehold Estate” means Borrower’s interest in the Land and any other real property leased by Borrower pursuant to the Ground Lease, if applicable, including all of the following:

(a)	All rights of Borrower to renew or extend the term of the Ground Lease.

(b)	All amounts deposited by Borrower with Ground Lessor under the Ground Lease.

(c)	Borrower’s right or privilege to terminate, cancel, surrender, modify or amend the Ground Lease.

(d)	All other options, privileges and rights granted and demised to Borrower under the Ground Lease and all appurtenances with respect to the Ground Lease.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

“Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

“Loan Agreement” means the Multifamily Loan and Security Agreement executed by Borrower in favor of Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.

“Loan Documents” means the Note, this Instrument, the Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other Person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 5

“Loan Servicer” means the entity that from time to time is designated by Lender or its designee to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(a)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(b)	The Improvements.

(c)	The Fixtures.

(d)	The Personalty.

(e)	All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

(f)	All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement.

(g)	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(h)	All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(i)	All proceeds from the conversion, voluntary or involuntary, of any of the items described in subsections (a) through (h) inclusive into cash or liquidated claims, and the right to collect such proceeds.

(j)	All Rents and Leases.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 6

(k)	All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument.

(l)	All Imposition Reserve Deposits.

(m)	All refunds or rebates of Impositions by Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated).

(n)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(o)	All names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(p)	If required by the terms of Section 4.05 of the Loan Agreement, all rights under the Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

(q)	If the Note provides for interest to accrue at a floating or variable rate and there is a Cap Agreement, the Cap Collateral.

“Note” means the Multifamily Note or Notes (including any Amended and Restated Note(s), Consolidated, Amended and Restated Note(s), or Extended and Restated Note(s)) executed by Borrower in favor of Lender and dated as of the date of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note(s) may be amended, modified and/or restated from time to time.

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 11.03 of the Loan Agreement.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(a)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 7

(b)	Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(c)	Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(d)	Any operating agreements relating to the Land or the Improvements.

(e)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(f)	All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(g)	Any rights of Borrower in or under letters of credit.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

2.	Uniform Commercial Code Security Agreement.

(a)	This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Instrument and to further secure Borrower’s obligations under the Note, this Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Instrument, Borrower grants to Lender a security interest in the UCC Collateral. To the extent necessary under applicable law, Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 8

(b)	Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower will not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)	If an Event of Default has occurred and is continuing, Lender will have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)	This Instrument also constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.	Assignment of Rents; Appointment of Receiver; Lender in Possession.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents.

(i)	It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower.

(ii)	Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(iii)	For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents will not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on Rents in favor of Lender, which Lien will be effective as of the date of this Instrument.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 9

(b)          (i)          Until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Reserve Deposits), tenant improvements and other capital expenditures.

(ii)	So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument.

(iii)	After the occurrence of an Event of Default, and during the continuance of such Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. From and after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents will automatically terminate and Lender will without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower will pay to Lender upon demand all Rents to which Lender is entitled.

(iv)	At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant will be obligated to inquire further as to the occurrence or continuance of an Event of Default. No tenant will be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender will be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower will not interfere with and will cooperate with Lender’s collection of such Rents.

(c)	If an Event of Default has occurred and is continuing, then Lender will have each of the following rights and may take any of the following actions:

(i)	Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of Repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 10

(ii)	Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.

(iii)	If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of Borrower and must be paid out of maintenance charges payable by Borrower’s tenant shareholders under their proprietary leases or occupancy agreements.

(iv)	Lender or the receiver, as the case may be, will be entitled to receive a reasonable fee for managing the Mortgaged Property.

(v)	Immediately upon appointment of a receiver or immediately upon Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower will surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and will deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.

(vi)	If Lender takes possession and control of the Mortgaged Property, then Lender may exclude Borrower and its representatives from the Mortgaged Property.

Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 will not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 11

(d)	If Lender enters the Mortgaged Property, Lender will be liable to account only to Borrower and only for those Rents actually received. Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(c), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(e)	If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes will become an additional part of the Indebtedness as provided in Section 7.

(f)	Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument will not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.	Assignment of Leases; Leases Affecting the Mortgaged Property.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(i)	It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(ii)	For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases will not be deemed to be a part of the Mortgaged Property.

(iii)	However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on the Leases in favor of Lender, which Lien will be effective as of the date of this Instrument.

(b)	Until Lender gives Notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower will have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, and during the continuance of such Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases will automatically terminate. Borrower will comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 12

(c)          (i)           Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 will not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.

(ii)	The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) will not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.

(iii)	Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable in any way for any injury or damage to person or property sustained by any Person or Persons in or about the Mortgaged Property.

(iv)	Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender will not be obligated for any of the following:

(A)	Lender will not be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease).

(B)	Lender will not be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property.

(C)	Lender will not be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower will constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and will be that of Borrower, prior to such actual entry and taking of possession.

(d)	Upon delivery of Notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately will have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 13

(e)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect.

(f)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Instrument, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender consents to the following:

(i)	Borrower may execute leases of apartments for a term in excess of 2 years to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the Lien of this Instrument.

(ii)	Borrower may surrender or terminate such leases of apartments where the surrendered or terminated lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed lease of the same apartment to a tenant shareholder of Borrower. However, no consent is given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.	Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.	Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument, the Note and all other Loan Documents will remain unchanged.

7.	Protection of Lender’s Security; Instrument Secures Future Advances.

(a)	If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including all of the following:

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 14

(i)	Lender may pay Attorneys’ Fees and Costs.

(ii)	Lender may pay fees and out-of-pocket expenses of accountants, inspectors and consultants.

(iii)	Lender may enter upon the Mortgaged Property to make Repairs or secure the Mortgaged Property.

(iv)	Lender may procure the Insurance required by the Loan Agreement.

(v)	Lender may pay any amounts which Borrower has failed to pay under the Loan Agreement.

(vi)	Lender may perform any of Borrower’s obligations under the Loan Agreement.

(vii)	Lender may make advances to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)	Any amounts disbursed by Lender under this Section 7, or under any other provision of this Instrument that treats such disbursement as being made under this Section 7, will be secured by this Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 7 will require Lender to incur any expense or take any action.

8.	Events of Default. An Event of Default under the Loan Agreement will constitute an Event of Default under this Instrument.

9.	Remedies Cumulative. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument, the Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

10.	Waiver of Statute of Limitations, Offsets, and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of the Lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under this Instrument will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 15

11.	Waiver of Marshalling.

(a)	Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Instrument, the Note, the Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.

(b)	Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

12.	Further Assurances; Lender’s Expenses.

(a)	Borrower will deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents or in connection with Lender’s consent rights under Article VII of the Loan Agreement.

(b)	Borrower acknowledges and agrees that, in connection with each request by Borrower under this Instrument or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees payable in accordance with any request for further assurances or an estoppel certificate pursuant to the Loan Agreement, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Instrument or under any other Loan Document will be deemed a part of the Indebtedness, will be secured by this Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

13.	Governing Law; Consent to Jurisdiction and Venue. This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, will be governed by the laws of the Property Jurisdiction. Borrower agrees that any controversy arising under or in relation to the Note, this Instrument or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 13 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 16

14.	Notice. All Notices, demands and other communications under or concerning this Instrument will be governed by the terms set forth in the Loan Agreement.

15.	Successors and Assigns Bound. This Instrument will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Instrument will inure to Lender’s successors and assigns.

16.	Joint and Several Liability. If more than one Person signs this Instrument as Borrower, the obligations of such Persons will be joint and several.

17.	Relationship of Parties; No Third Party Beneficiary.

(a)	The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Instrument will create any other relationship between Lender and Borrower. Nothing contained in this Instrument will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)	No creditor of any party to this Instrument and no other Person will be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

18.	Severability; Amendments.

(a)	The invalidity or unenforceability of any provision of this Instrument will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.

(b)	This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Article VII of the Loan Agreement, some or all of the modifications to the Loan Documents (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 17

19.	Construction.

(a)	The captions and headings of the Sections of this Instrument are for convenience only and will be disregarded in construing this Instrument. Any reference in this Instrument to a “Section” will, unless otherwise explicitly provided, be construed as referring to a Section of this Instrument.

(b)	Any reference in this Instrument to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time.

(c)	Use of the singular in this Instrument includes the plural and use of the plural includes the singular.

(d)	As used in this Instrument, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.”

(e)	The use of one gender includes the other gender, as the context may require.

(f)	Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document in this Instrument will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Instrument).

(g)	Any reference in this Instrument to any person will be construed to include such person’s successors and assigns.

20.	Subrogation. If, and to the extent that, the proceeds of the loan evidenced by the Note, or subsequent advances under Section 7, are used to pay, satisfy or discharge a Prior Lien, such loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

21-30.	Reserved.

31.	Acceleration; Remedies; Waiver Of Permissive Counterclaims. At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may foreclose this Instrument by judicial proceeding and may invoke any other remedies permitted by Florida law or provided in this Instrument, the Loan Agreement or in any other Loan Document. Lender will be entitled to collect all costs and expenses incurred in pursuing such remedies, including Attorneys’ Fees and Costs and costs of documentary evidence, abstracts and title reports. Borrower waives any and all rights to file or pursue permissive counterclaims in connection with any legal action brought by Lender under this Instrument, the Note or any other Loan Document.

32.	Release. Upon payment of the Indebtedness, Lender will release this Instrument. Borrower will pay Lender’s reasonable costs incurred in releasing this Instrument.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 18

33.	Future Advances. Lender may from time to time, in Lender’s discretion, make optional future or additional advances (collectively, “Future Advances”) to Borrower, except that at no time will the unpaid principal balance of all indebtedness secured by the Lien of this Instrument, including Future Advances, be greater than an amount equal to 200% of the original principal amount of the Note as set forth on the first page of this Instrument plus accrued interest and amounts disbursed by Lender under Section 7 or any other provision of this Instrument or the other Loan Documents that treats a disbursement by Lender as being made under Section 7. All Future Advances will be made, if at all, within 20 years after the date of this Instrument, or within such lesser period that may in the future be provided by law as a prerequisite for the sufficiency of actual or record notice of Future Advances as against the rights of creditors or subsequent purchasers for value. Borrower will, immediately upon request by Lender, execute and deliver to Lender a promissory note evidencing each Future Advance together with a notice of such Future Advance in recordable form. All promissory notes evidencing Future Advances will be secured, pari passu, by the Lien of this Instrument, and each reference in this Instrument to the Note will be deemed to be a reference to all promissory notes evidencing Future Advances.

34.	WAIVER OF TRIAL BY JURY.

(a)	BORROWER AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)	BORROWER AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

35.	Attached Riders. The following Riders are attached to this Instrument: None.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 19

36.	Attached Exhibits. The following Exhibits, if marked with an “X” in the space provided, are attached to this Instrument:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Instrument

☐	Exhibit C	Ground Lease Description (if applicable)

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 20

WITNESS:		BR HUNTERS CREEK, LLC, a Delaware limited liability company

/s/ Melissal Merlo Tombs
Print Name:	Melissal Merlo Tombs
		By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

/s/ Molly Brown
Print Name:	Molly Brown

STATE OF New York

CITY/COUNTY OF New York, ss:

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared Jordan Ruddy, to me known to be the person described in and who executed the foregoing instrument as the Authorized Signatory of BR Hunters Creek, LLC, a Delaware limited liability company, and acknowledged to me that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such limited liability company by himself/herself as Authorized Signatory.

Witness my hand and official seal in the county and state aforesaid, this 25th day of October, 2017.

/s/ Dale Pozzi
Notary Public

My Commission Expires:	1/28/21

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 21

Consent to the Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement is hereby evidenced by Walker & Dunlop, LLC, a Delaware limited liability company, the holder of the Note.

WITNESS:
WALKER & DUNLOP, LLC, a Delaware limited liability company
/s/ Debi Michalowski
Print Name:	Debi Michalowski

/s/ C.A. Henderson		By:	/s/ Joyce Velazquez
Print Name:	C.A. Henderson		Joyce Velazquez
Closing Officer

STATE OF Texas

CITY/COUNTY OF Dallas, ss:

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared Joyce Velazquez, to me known to be the person described in and who executed the foregoing instrument as the Closing Officer of Walker & Dunlop, LLC, a Delaware limited liability company, and acknowledged to me that she as such officer of, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such limited liability company by herself as Closing Officer.

Witness my hand and official seal in the county and state aforesaid, this 3rd day of October, 2017.

/s/ Natalie Miller
Notary Public

My Commission Expires: 7/11/20

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page 22

EXHIBIT A

DESCRIPTION OF THE LAND

PARCEL 1: (Fee Simple Estate):

Lots 1 and 2, HUNTER'S CREEK TRACT 480, according to the plat thereof, as recorded in Plat Book 40, Page 120, of the Public Records of Orange County, Florida.

PARCEL 2:

Non-Exclusive easement for ingress and egress for the benefit of Parcel 1 as set forth and granted by Access Easement recorded May 29, 1998, in Official Records Book 5491, Page 4521, of the Public Records of Orange County, Florida.

PARCEL 3:

Non-Exclusive easement for encroachment and of use, access and enjoyment in and to the "Common Area" for the benefit of Parcel 1 as defined and more particularly described in that certain Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, filed in Official Records Book 6065, Page 2309, re-recorded in Official Records Book 6108, Page 4653, modified by Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek filed in Official Records Book 6112, Page 1865, Termination of Class "C" Membership filed in Official Records Book 6178, Page 2519, and Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, filed in Official Records Book 6285, Page 5991, and Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek filed in Official Records Book 7735, Page 2464, and further amended by Certificate of First Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek recorded in Official Records Book 7964, Page 263, as amended by certificate of Second Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, recorded November 30, 2009 in Official Records Book 9968, Page 6699, as affected by Notice, recorded May 28, 2010 in Official Records Book 10052, Page 5307, as affected by Assignment of Declarant's Rights recorded August 11, 2011 in Official Records Book 10253, Page 934, as amended by Third Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, recorded October 25, 2012 in Official Records Book 10463, Page 1872, as amended by Fourth Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek recorded October 2, 2014 in Official Records Book 10813, Page 3748 and as affected by Notice of Preservation recorded June 16, 2015 in Official Records Book 10935, Page 6619, all of the Public Records of Orange County, Florida.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page A-1

PARCEL 4:

Together with those non-exclusive easements and rights for the benefit of Parcel 1, as set forth and granted by Hunter's Creek Community Association, Inc., a Florida not for profit Corporation, in favor of Realty Associates Fund VIII L.P., a Delaware limited Partnership, recorded August 11, 2009, in Official Records Book 9916, Page 140, of the Public Records of Orange County, Florida, for the purpose of signage and access easement agreement, over, under and across lands as described therein.

Parcel 5:

Together with those non-exclusive easements and rights for the benefit of Parcel 1, as set forth and granted by Utility Easement for underground sanitary sewer line dated May 27, 1998 from Westbrook Hunter's Creek, L.P., a Delaware limited partnership in favor of Towne Place Apartments, LTD., a Florida limited partnership filed May 29, 1998, in Official Records Book 5491, Page 4526, and Subordination of Encumbrance to Property Rights to Orange County, filed in Official Records Book 6289, Page 381, both of the Public Records of Orange County, Florida; for the purpose described therein and access easement agreement, over, under and across lands as described therein.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page A-2

EXHIBIT B

MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

I.	FLORIDA AMENDED AND RESTATED MODIFICATIONS:

1.	In the first paragraph of text on Page 3 starting with “Borrower is indebted to Lender...”, the words “Multifamily Note” are hereby revised to read “Amended and Restated Multifamily Note”.

2.	A new Section 37 is added as follows:

37.	NO NOVATION; NO DEFENSES.

(a)	Neither this Instrument nor the Note is a substitution or novation of the indebtedness of the Original Note. Neither this Instrument nor the Note extinguishes the indebtedness of the Original Note or discharges or releases or in any way adversely affects the lien or lien priorities of the Original Mortgage or any other security for the indebtedness of the Original Note. In the event that any of the provisions of this Instrument shall be construed by a court of competent jurisdiction as operating to affect the lien priority of the Original Mortgage over claims which would otherwise be subordinate thereto, then at the sole option of Lender, Lender may treat such provisions as void and of no force or effect and enforce the provisions of the Original Mortgage as modified by this Instrument excluding such provisions, or at the sole option of Lender, Lender may enforce the Original Mortgage pursuant to the terms therein contained, independent of this Instrument to the extent that third persons acquiring an interest in such real property between the time of recording of the Original Mortgage and the recording hereof are prejudiced by this Instrument. However, if Lender elects either such option, the parties hereto, as between themselves, shall in all events be bound by all the terms and conditions of this Instrument and the Note until all Indebtedness owing from Borrower to Lender shall have been paid in full.

(b)	Borrower hereby confirms that it has no defenses or offsets of any kind against any of the indebtedness due under the Original Note. Borrower hereby waives any claim which it may have with respect to the Original Note or Original Mortgage, or any other document executed in connection therewith or related thereto, as the same may have been modified, or as hereby or hereafter modified. Borrower agrees not to raise any such defenses or claims in any civil proceedings or otherwise.

Florida Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement	Page B-1